UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:  January 19, 2018

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Park East Drive, Suite 300 Beachwood, OH 44122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1
.03
Item 1.01	Entry into Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the Amended and Restated Note Purchase Agreement and Third Supplemental Indenture is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on November 17, 2017, Real Industry, Inc. (the “Company”), Real Alloy Intermediate Holding, LLC (“RAIH”), Real Alloy Holding, Inc. (“Real Alloy”) and certain of Real Alloy’s wholly-owned U.S. subsidiaries (collectively with RAIH and Real Alloy, the “Real Alloy Debtors,” and the Real Alloy Debtors with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Real Industry, Inc., et al.”, Case No. 17-12464, in the Bankruptcy Court (the “Chapter 11 Proceedings”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions and orders of the Bankruptcy Code.

On January 19, 2018, the Real Alloy Debtors closed the transactions under which their debtor-in-possession (DIP) financing (the “RA DIP Financing”) will be provided. The RA DIP Financing is comprised of (i) up to $85 million in new money senior secured priming and super-priority post-petition debtor-in-possession notes issued by Real Alloy and guaranteed by RAIH and the other Real Alloy Debtors (the “New Money DIP Notes”), (ii) an additional series of senior secured priming and super-priority post-petition debtor-in-possession notes issued by Real Alloy and guaranteed by RAIH and the other Real Alloy Debtors in the aggregate principal amount of $170 million (the “Roll Up DIP Notes”) in exchange for $170 million of 10.00% Senior Secured Notes Due 2019 of Real Alloy (the “RA Notes”), and (iii) up to $110 million in borrowing by certain of the Real Alloy Debtors under a senior secured priming and super-priority post-petition financing in the form of a revolving credit facility. The Real Alloy Debtors’ entry into RA FIP Financing was approved by the Bankruptcy Court by final order on January 17, 2018, as previously disclosed in the Company’s Current Report on Form 10-K filed on January 23, 2018.

Amended and Restated Note Purchase Agreement

The Amended and Restated Note Purchase Agreement (the “A&R NPA”) was entered into and became effective on January 19, 2018, by and among Real Alloy as issuer, RAIH and certain Real Alloy subsidiaries as guarantors (the “NPA Guarantors”), and the lenders party thereto (the “Purchasers”).

The A&R NPA revised certain terms of the Note Purchase Agreement dated November 21, 2017, which was previously detailed by the Company in its Current Report on Form 8-K filed on November 27, 2017 (the “Existing NPA”),  to, among other things: (a) designate Cortland Capital Market Services LLC, as agent (the “Roll-Up Notes Agent”) in connection with the Roll-Up DIP Notes issued under the Indenture dated January 8, 2015 (previously detailed by the Company in its Current Report on Form 8-K, filed on January 12, 2015; the “Indenture”), as amended by the Third Supplemental Indenture (as described below), (b) include customary provisions to accommodate the Roll-Up Notes Agent’s role as agent in connection with the Roll-Up DIP Notes, and (c) update the Existing NPA and accompanying schedules to reflect factual changes that occurred since the Bankruptcy Court entered a debtor-in-possession order on November 20, 2017 in response to the voluntary petitions of relief under Chapter 11 of the Bankruptcy Code entered by the Real Alloy Debtors (the “Interim Order”) .

Fees paid by the Real Alloy Debtors in connection with the A&R NPA included (a) a closing fee equal to 1.5% of principal outstanding to all Purchasers in the aggregate (less, in the case of certain holders of the RA Notes, an amount equal to the 1.5% of the closing fee paid on a portion of their commitments under the Existing NPA) and (b) certain other customary agent fees.  As previously disclosed, interest on the New Money DIP Notes accrues at a rate of 11.50% per annum, with an additional 2.00% per annum during the continuance of an event of default, payable monthly.

The foregoing description of the A&R NPA does not purport to be complete and is qualified in its entirety by reference to the A&R NPA filed as Exhibit 10.1 hereto and incorporated herein by reference.

Third Supplemental Indenture

The Third Supplemental Indenture was entered into and became effective on January 19, 2018, among Real Alloy,  RAIH and the NPA Guarantors as guarantors, Wilmington Trust, National Association, as trustee and collateral trustee for the RA Notes issued under the Indenture and the Roll-Up Notes Agent (the “Third Supplemental Indenture”).  The Third Supplemental Indenture further amended the Indenture.

Pursuant to the Third Supplemental Indenture, Real Alloy issued the Roll-Up DIP Notes in an aggregate principal amount of $170 million, in exchange for RA Notes in the aggregate principal amount of $170 million tendered to the Roll-Up Notes Agent and subsequently cancelled.  As previously disclosed, interest on the Roll-Up DIP Notes accrues at a rate of 10.00% per annum, payable upon maturity or default. Repayment and prepayment of any principal of the Roll-Up DIP Notes can be made without a premium or penalty.  The Third Supplemental Indenture was also revised to make express reference to the New Money DIP Notes.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture filed as Exhibit 10.2 hereto and incorporated herein by reference.

.03

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its securities during the pendency of the Chapter 11 Proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 Proceedings.

Additional Information on the Chapter 11 Proceedings

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/realindustry.  Additional information on Real Industry can be found at its website www.realindustryinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company, Real Alloy and their subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of Real Alloy’s senior secured notes, its asset-based facility lender, and its trade creditors; risks and uncertainties with performing under the terms of the Debtors’ debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Debtors’ ability to operate our businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in the Debtors’ DIP budgets; the impact of Real Alloy’s Chief Restructuring Officer on its restructuring efforts and negotiations with creditors and other stakeholders in the Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; the ability to pay any amounts under key employee incentive or retention plans adopted in connection with the Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; our ability to continue to pay suppliers and vendors;  our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with Real Alloy’s debtholders,  our creditors and any committee approved by the bankruptcy court;  negotiations with lenders on the definitive DIP financing, equity investment and post-emergence credit facility documents; the Company’s ability to meet the closing conditions of its DIP financing, equity investment or post-emergence credit facilities; the Debtors’ ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of the recently approved U.S. tax legislation and any other changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS.  The following exhibits are filed herewith:

Exhibit 10.1Amended and Restated Note Purchase Agreement, dated and effective as of January 19, 2018 by and among Real Alloy Holding, Inc., the NPA Guarantors and the Purchasers.

Exhibit 10.2Third Supplemental Indenture,  dated and effective as of January 19, 2018 by and among Real Alloy Holding, Inc., the NPA Guarantors and Wilmington Trust, N.A.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Note Purchase Agreement, dated and effective as of January 19, 2018 by and among Real Alloy Holding, Inc., the NPA Guarantors and the Purchasers.
10.2	Third Supplemental Indenture, dated and effective as of January 19, 2018 by and among Real Alloy Holding, Inc., the NPA Guarantors and Wilmington Trust, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

anuayr
REAL INDUSTRY, INC.

Date: January 25, 2018	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel